SUPPLEMENT TO EASTCO INDUSTRIAL SAFETY
                   CORP. PROSPECTUS DATED OCTOBER 10, 1996

                    -------------------------------------

     The wiring instructions set forth on page 42 of the Prospectus and on the reverse side of the Rights Certificate contain an error. The correct account number and wiring instructions are as follows:

                           The Chase Manhattan Bank
                            Account No. 323 053 807
                              ABA No. 021 000 021


                The date of this Supplement is October 24, 1996.